UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2005

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number

2950 Wilderness Place
Boulder, Colorado 80301
(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Sirna Therapeutics, Inc. (the “Company”) issued a press release on Friday, January 7, 2005 that Howard W. Robin, President and Chief Executive Officer of the Company, is scheduled to speak at the 23rd Annual JP Morgan Healthcare Conference on Tuesday, January 11, 2005. The presentation, which will provide participants with a corporate overview and outlook, is scheduled for 10:00 a.m. PST (1:00 p.m. EST) at the Westin St. Francis Hotel in San Francisco, CA.

Persons who wish to access the live audio broadcast or the subsequent archived recording should log on to the Company’s website at http://www.sirna.com several minutes prior to the start of the webcast to ensure adequate time for any software download that may be necessary. The live broadcast will be archived for 30 days.

A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information contained in this Item 7.01, including the accompanying exhibit, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liability of that section. The information contained in this Item 7.01, including the accompanying exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1	Press Release dated January 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2005

SIRNA THERAPEUTICS, INC. (Registrant)
By: /s/ Howard W. Robin
Name: Howard W. Robin
Title: President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release dated January 7, 2005.